                                                                   Exhibit 10.32


Exhibit 10.32 to Registration Statement on            CONFIDENTIAL INFORMATION
Form S-4 of RSL Communications PLC                    OMITTED WHERE INDICATED
and RSL Communications, Ltd.                          BY "[*]" AND FILED
                                                      SEPARATELY WITH THE
                                                      COMMISSION PURSUANT TO A
                                                      REQUEST FOR CONFIDENTIAL
                                                      TREATMENT UNDER RULE 406
                                                      OF THE SECURITIES ACT
                                                      OF 1933


                            ASSET PURCHASE AGREEMENT



                                  by and among


                        SIENA VERMOGENSVERWALTUNGS-GMBH,


                     SPRINT TELECOMMUNICATION SERVICES GMBH


                                       and


                                 SPRINT FON INC.





                                As of May 8, 1996

                                TABLE OF CONTENTS

                                                                                          Page
ARTICLE 1. ASSET PURCHASE AND SALE..........................................................1
         Section  1.1.  Agreement to Sell ..................................................1
         Section  1.2.  Included Assets.....................................................1
         Section  1.3.  Excluded Assets.....................................................2
         Section  1.4.  Agreement to Purchase...............................................3
         Section  1.5.  The Purchase Price..................................................3
         Section  1.6.  Assumption of Assumed Liabilities...................................3
         Section  1.7.  Excluded Liabilities................................................3
         Section  1.8.  Prorations..........................................................4

ARTICLE 2. ITEMS DELIVERED; FURTHER ASSURANCES..............................................5
          Section 2.1.  Items Delivered.....................................................5
          Section 2.2.  Further Assurances .................................................5

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLERS........................................6
         Section  3 1.  Corporate Organization; Good Standing; Etc..........................6
         Section  3.2.  Authorization, Etc..................................................6
         Section  3.3.  Absence of Restrictions and Conflicts...............................6
         Section  3.4.  Ownership of Assets and Related Matters.............................7
         Section  3.5.  Financial Statements................................................7
         Section  3.6.  Litigation; Compliance With Law.....................................7
         Section  3.7.  Brokers, Finders, etc...............................................8
         Section  3.8.  Consents............................................................8
         Section  3.9.  Contracts...........................................................8
         Section  3.10. Intellectual Property...............................................8
         Section  3.11. Employees...........................................................8
         Section  3.12. Environmental Matters...............................................9
         Section  3.13. Taxes...............................................................9
         Section  3.14. Permits and Approvals...............................................9
         Section  3.15. Affiliate Transactions..............................................9
         Section  3.16. Subsidiaries.......................................................10
         Section  3.17. Sufficiency of Assets..............................................10
         Section  3.18. Customer Contracts.................................................10
         Section  3.19. Disclosure.........................................................10


ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................10
         Section  4.1.  Organization.......................................................10
         Section  4.2.  Authorization......................................................10
         Section  4.3.  Absence of Restrictions and Conflicts..............................11

          Section  4.4.  Brokers, Finders, Etc.............................................11
          Section  4.5.  Consents..........................................................11
          Section  4.6.  Disclosure........................................................11

ARTICLE 5. CERTAIN COVENANTS AND AGREEMENTS................................................12
          Section  5.1.  Public Announcements..............................................12
          Section  5.2.  No Solicitation of Employees; Non-Interference....................12
          Section  5.3.  VAT Taxes.........................................................13
          Section  5.4.  Sale of Assets and IDDD Business..................................14
          Section  5.5   Customer Contracts................................................15
          Section  5.6.  Accounts Receivable...............................................16
          Section  5.7.  Employees.........................................................17
          Section  5.8.  Access to Records.................................................17
          Section  5.9.  Domestic Access Lines.............................................17
          Section  5.10. Miscellaneous Agreements..........................................18
          Section  5.11. Telephone Numbers.................................................18

ARTICLE 6. INDEMNIFICATION ................................................................18
          Section  6.1.  Indemnification Obligations of Sellers............................18
          Section  6.2.  Indemnification Obligations of Purchaser..........................19
          Section  6.3.  Indemnification Procedure.........................................20
          Section  6.4.  Claims Period.....................................................21
          Section  6.5.  Maximum Liability.................................................22
          Section  6.6.  Threshold Liability...............................................22
          Section  6.7.  Jurisdiction and Forum............................................22
          Section  6.8.  Compliance with Bulk Sales Laws...................................23

ARTICLE 7. MISCELLANEOUS PROVISIONS .......................................................24
          Section  7.1.  Notices...........................................................24
          Section  7.2.  Computation of Time...............................................25
          Section  7.3.  Assignment; Successors in Interest ...............................25
          Section  7.4.  Investigations; Representations and Warranties....................25
          Section  7.5.  Number; Gender....................................................25
          Section  7.6.  Captions..........................................................25
          Section  7.7.  Controlling Law; Integration; Amendment...........................26
          Section  7.8.  Severability......................................................26
          Section  7.9.  Counterparts......................................................26
          Section  7.10. Remedies..........................................................26
          Section  7.11. Enforcement of Certain Rights.....................................26
          Section  7.12. Waiver............................................................26
          Section  7.13. Fees and Expenses.................................................27

                                    SCHEDULES

Schedule                                                             Number
--------                                                             ------
Machinery and Equipment                                              1.2(a)
Contracts, Agreements and Other Instruments                          1.2(b)
Customer Contracts                                                   1.2(c)
Business Licenses and Permits                                        1.2(d)
Software                                                             1.2(f)
Special Employee Arrangements                                        1.7(i)
Encumbrances or Imperfections in Title                               3.4
Litigation                                                           3.6
Consents                                                             3.8
Enforceability of Agreements                                         3.9
Employee Matters                                                     3.11
Taxes                                                                3.13
Affiliate Transactions                                               3.15
Sufficiency of Assets                                                3.17
Customer Contract Terminations                                       3.18
Consents                                                             4.5
Employees                                                            5.7
Miscellaneous Agreements                                             5.10

                            ASSET PURCHASE AGREEMENT



         THIS AGREEMENT, dated as of May 8, 1996 (the "Agreement"), by and among SIENA Vermogensverwaltungs-GmbH (to be renamed RSL COM Deutschland GmbH), a German limited liability company ("Purchaser"), and Sprint Telecommunication Services GmbH ("STS"), a German limited liability company, and Sprint Fon Inc. ("SFI"), a Delaware corporation (collectively, "Sellers");


                              W I T N E S S E T H:

         WHEREAS, Sellers operate an international direct distance dialing business in Germany (the "IDDD Business");

         WHEREAS, Sellers and Purchaser desire to enter into this Agreement pursuant to which Sellers propose to sell to Purchaser, and Purchaser proposes to purchase from Sellers, certain assets related to the IDDD Business and Purchaser proposes to assume certain of the liabilities of the Sellers related to the IDDD Business;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE 1.

                             ASSET PURCHASE AND SALE

         Section 1.1. Agreement to Sell. Except as otherwise specifically provided in this Article 1, Sellers hereby grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Sellers in and to the Assets (as hereinafter defined) as of the date hereof, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever except Permitted Liens (as hereinafter defined) and Assumed Liabilities (as hereinafter defined).

         Section 1.2. Included Assets. The assets (the "Assets") shall include the following assets, properties and rights of Sellers as of the date hereof:

                  (a) All machinery, equipment, business machines, vehicles, furniture, fixtures, leasehold and building improvements and other tangible property of Sellers used in connection with the IDDD Business and listed on Schedule 1.2(a) hereto;

                  (b) All right, title and interest of Sellers in the contracts, agreements and other instruments relating to the IDDD Business and listed on Schedule 1.2(b) hereto;

                  (c) All right, title and interest of Sellers in the customer contracts related to the IDDD Business, including, without limitation, those listed on Schedule 1.2(c) hereto;

                  (d) All business licenses and permits of Sellers relating to the IDDD Business which licenses and permits are listed on Schedule 1.2
         (d) hereto, except as otherwise provided in Section 1.3(g) hereof;

                  (e) All customer lists, customer credit information, sales records, database information, invoice files and correspondence files of Sellers used in or relating to the IDDD Business;

                  (f) All right, title and interest of Sellers in the software dedicated to or used in connection with the IDDD Business and listed on
         Schedule 1.2(f) hereto; and

                  (g) All prepaid expenses of Sellers related to the IDDD Business.

         Section 1.3. Excluded Assets. Notwithstanding anything to the contrary contained herein, it is agreed that Sellers are not selling and Purchaser is not buying the following assets of Sellers (hereinafter collectively referred to as "Excluded Assets"):

                  (a) Cash, cash equivalents and marketable securities of Sellers as of the date hereof;

                  (b) All accounts receivable of Sellers as of the date hereof and all accounts receivable of Sellers which arise after the date hereof to the extent that such accounts receivable relate to the provision by Sellers of products or services prior to the date hereof;

                  (c) All notes receivable, deposits and advances of Sellers as of the date hereof, except as otherwise provided in Section 1.2(g);

                  (d) All tradenames, trademarks and other intellectual property rights of Sprint Corporation and its affiliates used by Sellers in connection with the IDDD Business, other than the software listed on
         Schedule 1.2(f) hereto;

                  (e) All assets of Sellers used in Sellers' data, messaging services and card businesses (collectively, the "Data Business");

                  (f) The stock record books and minute books of Sellers; and

                  (g) Any business licenses, permits or other intangibles (including federal and state tax and employment identification numbers) of Sellers which by their nature are nonassignable.

         Section 1.4. Agreement to Purchase. Purchaser hereby purchases the Assets from Sellers, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Sellers contained herein, in exchange for the Purchase Price (as hereinafter defined) and the assumption by Purchaser of the Assumed Liabilities as provided in Section 1.6 hereof.

         Section 1.5. The Purchase Price. The aggregate purchase price (the "Purchase Price") for the Assets is [*] of which (a) [*] has been paid by Purchaser to Sellers contemporaneously with the execution and delivery of this Agreement by certified or official bank check or wire transfer, and (b) [*] will be paid by Purchaser to pay the Tax described in Section 5.3 in the manner described in Section 5.3.

         Section 1.6. Assumption of Assumed Liabilities. Purchaser hereby assumes and agrees to pay, perform and discharge all unperformed and unfulfilled obligations of Sellers as of the date hereof which are required to be performed and fulfilled subsequent to the date hereof under the contracts, agreements, licenses, permits and other instruments assigned to Purchaser pursuant to subsections (b), (c) and (d) of Section 1.2 hereof (hereinafter collectively referred to as the "Assumed Liabilities").

         Section 1.7. Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, other than the Assumed Liabilities, Purchaser has not assumed, agreed to pay, discharge or perform or incurred any liability or obligation under this Agreement or otherwise become responsible in respect of any liability or obligation of Sellers including, without limitation, any liability or obligation of Sellers to Sprint Corporation or any of its affiliates (the "Excluded Liabilities"). Without limiting the generality of the foregoing and notwithstanding anything in Section 1.6 to the contrary, Purchaser has not assumed and shall not be liable for any of the following liabilities or obligations of Sellers:

                  (a) Any federal, state, local or foreign income, capital gains, profits, gross receipts, payroll, capital stock, franchise, employment, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, mining, value-added, investment credit recapture, alternative or add-

----------
[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION
         on minimum, environmental, estimated or other taxes, duties or assessments of any kind, including any interest, penalty and additions imposed with respect to such amounts (collectively, "Taxes") levied by any foreign, federal, state or local taxing authority, except to the extent otherwise provided pursuant to Section 1.8 hereof;

                  (b) Any liabilities or obligations of either Seller for severance or similar payments to employees which arise as a result of consummation of the transactions contemplated hereby and, except as otherwise provided pursuant to Section 6.2, any other liabilities or obligations of either Seller which arise out of or are incurred with respect to this Agreement and the transactions contemplated hereby (including, without limitation, Sellers' legal and accounting fees);

                  (c) Any liabilities or obligations of either Seller which are not directly incident to or arising out of or incurred with respect to the Assets;

                  (d) Any liabilities or obligations of either Seller arising under any governmental statute, code, rule, regulation, ordinance, decree, order or other requirement or law relating to (i) the protection of human health and safety or the environment (collectively, "Environmental Laws") or (ii) labor or employment with respect to the conduct of the IDDD Business or conditions in connection with the IDDD Business prior to the date hereof;

                  (e) Any accounts payable or trade payables of either Seller;

                  (f) Any liabilities or obligations of either Seller to Sprint Corporation or any affiliate of a Seller or Sprint Corporation;

                  (g) Any liabilities or obligations of either Seller to the extent related to the Excluded Assets;

                  (h) Any liabilities or obligations of either Seller accruing prior to the date hereof to the extent that such Seller or any of its affiliates is actually reimbursed therefor under its insurance policies;

                  (i) Any liabilities or obligations of either Seller relating to the special employee arrangements described in Schedule 1.7(i) hereto; and

                  (j) Any liabilities or obligations of either Seller relating to the Data Business.

         Section 1.8. Prorations. All property and ad valorem taxes, business licenses, permits, utilities and other customarily proratable expenses of Sellers relating to the Assets payable subsequent to the date hereof and relating to the period of time both prior to and subsequent to the date hereof will be prorated between Purchaser and Sellers as of the date hereof based on the number of days in such period, with Sellers being responsible for a proportionate share of such expenses based on the number of days in the period prior to the date hereof and Purchaser being responsible for a proportionate share of such expenses based on the sum of the date hereof and the number of days in such period subsequent to the date hereof.


                                   ARTICLE 2.

                       ITEMS DELIVERED; FURTHER ASSURANCES

         Section 2.1. Items Delivered. Contemporaneously with the execution and delivery of this Agreement. the following documents have been executed and delivered in connection with the transactions contemplated hereby:

                  (a) the Transition Services Agreement between Purchaser and Sellers;

                  (b) the Transition Services Agreement between Purchaser and Sprint Communications Company L.P.;

                  (c) the Transition Services Agreement between Purchaser and Global One Communications World Operations, Limited;

                  (d) the Bill of Sale from Sellers in favor of Purchaser;

                  (e) the Assignment and Assumption Agreement between Purchaser and Sellers;

                  (f) the Sublease Agreement between Purchaser and Sprint Telecommunication Services GmbH;

                  (g) the Side Letter Agreement by and among Sellers and Purchaser relating to specified customers; and

                  (h) the legal opinions delivered by counsel to Purchaser and counsel to Sellers.

         Section 2.2. Further Assurances. Sellers from time to time after the date hereof, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably request in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the

Assets, or to better enable Purchaser to complete, perform or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller hereby jointly and severally represents and warrants to Purchaser as follows:

         Section 3.1. Corporate Organization; Good Standing; Etc. Sprint Fon Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. Sprint Telecommunications Services GmbH is a limited liability company duly organized and validly existing under the laws of Germany and has the power to enter into this Agreement and to carry out the transactions contemplated hereby. Each Seller has the power and authority to conduct the IDDD Business and to own or lease all of the assets owned or leased by it and is duly qualified to do business and, to the extent available under applicable law, is in good standing as a foreign corporation in each jurisdiction in which the properties owned or leased or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Assets or the IDDD Business.

         Section 3.2. Authorization, Etc. The execution and delivery of this Agreement and each of the Seller Ancillary Documents (as hereinafter defined) by Sellers and the due consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Seller. Each of this Agreement and the Seller Ancillary Documents has been duly executed and delivered by each Seller. Each of this Agreement and the Seller Ancillary Documents constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

         Section 3.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and each of the Seller Ancillary Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions of this Agreement and each of the Seller Ancillary Documents do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws or other governing instrument of either Seller, (ii) except as disclosed in Schedule 3.8, any contract, agreement, commitment or understanding to which either Seller is a party or to which either Seller or any of either Seller's properties is subject,
(iii) any judgment, decree or order of any court or any U.S. or non-U.S. supranational, national, state or local governmental authority or agency or public or regulatory unit, agency, body or authority (collectively, a "Governmental Authority") to which either Seller is a party or by which either Seller or any of either Seller's properties is bound, or (iv) any statute, law, regulation or rule applicable to either Seller, which, in the case of subsections (ii) through (iv) above, will or is reasonably likely to have a material adverse effect on the Assets or the IDDD Business.

         Section 3.4. Ownership of Assets and Related Matters. Sellers do not own any real property. Sellers have transferred to Purchaser as of the date hereof good and valid title to all of the Assets, free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, other than such encumbrances or imperfections of title as are Set forth in Schedule 3.4 hereto. The liens, encumbrances and restrictions described in Schedule 3.4 hereto are hereinafter collectively referred to as "Permitted Liens." All of the Assets that constitute tangible property are in good operating condition and repair subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations applicable thereto, except such failures to conform which in the aggregate would not have a material adverse effect upon the Assets or the IDDD Business.

         Section 3.5. Financial Statements. Sellers have delivered to Purchaser the unaudited financial statements of Sellers (including balance sheets, statements of income, and statements of cash flows) as of December 31, 1995 and for the year then ended, which financial statements fairly present the financial position, results of operations and cash flows of Sellers as of December 31, 1995 and for the year then ended (subject to normal year-end adjustments which would not be material in effect or amount) and have been prepared in accordance with generally accepted accounting principles in the United States and in a manner consistent with the past accounting practices of Sellers. Sellers do not have any liabilities required to be reflected on the balance sheet included in said financial statements which are not reflected thereon, except liabilities arising in the ordinary course of business since December 31, 1995. Since December 31, 1995, the IDDD Business has been conducted in the ordinary course, consistent with past practice, and, except for changes arising in the ordinary course and as a result of the formation of Global One Communications, a joint venture formed by Sprint Corporation, Deutsche Telekom and France Telecom (the various entities which comprise such joint venture and are controlled directly or indirectly by Sprint Corporation, Deutsche Telekom ("DT") and France Telecom are collectively referred to herein as "Global One Communications"), there has not occurred (a) any change in the IDDD Business or the Assets, (b) any material change in or the financial condition or results of operations of either Seller, or (c) any damage, destruction or loss with respect to the IDDD Business, whether or not covered by insurance.

         Section 3.6. Litigation: Compliance With Law. Except as set forth in
Schedule 3.6 hereto, (a) neither Seller is engaged in or a party to, and is not threatened with, any legal action or other proceeding, before any court, arbitrator or administrative agency which would have a material adverse effect on the Assets or the IDDD Business; and (b) neither Seller is a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Governmental Authority or by any other person against such Sellers which would have a material adverse effect on the Assets or the IDDD Business or its ability to enter into or perform its obligations under this Agreement or any of the Seller Ancillary Documents or to consummate the transactions contemplated hereby or thereby. Neither Seller is in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to such Seller or by which any of the Assets is bound or affected which would have a material adverse effect on the Assets or the IDDD Business or its ability to enter into or perform its obligations under this Agreement or any of the Seller Ancillary Documents or to consummate the transactions contemplated hereby or thereby.

         Section 3.7. Brokers, Finders, etc. Except for arrangements with Dillon, Read & Co. Inc. which have been previously disclosed to Purchaser, neither Seller has incurred any liability to any broker, finder or agent for any brokerage fees, finders' fees or other like commissions with respect to the transactions contemplated by this Agreement.

         Section 3.8. Consents. Except for the consents described in Schedule
3.8 hereto, no waiver, permit, license, approval, authorization, qualification, order or consent of or filing with any court or Governmental Authority or any other third party, including, without limitation, any filing required under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, is required to be obtained or made by Sellers in connection with the execution, delivery or performance of this Agreement or any of the Seller Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

         Section 3.9. Contracts. Except as disclosed in Schedule 3.9 each contract to be assumed by Purchaser is in full force and effect and is valid and enforceable in all material respects. Each Seller has performed in all material respects all obligations required to be performed by it under each contract to be assumed by Purchaser, there are no outstanding material disputes thereunder, and neither Seller is in breach of any material provision thereof nor is either of them aware of any breach thereunder by any other party thereto.

         Section 3.10. Intellectual Property. Sellers have the right to use the software listed on Schedule 1.2(g) hereto in the IDDD Business, and no claims have been asserted in writing by any individual, corporation, partnership, joint venture or other entity against Sellers for the use of such software nor, to Sellers' knowledge, is there a basis for such a claim.

         Section 3.11. Employees. Except as disclosed in Schedule 3.11 hereto, there are no grievances or other labor disputes with respect to individuals employed in the IDDD Business and Sellers have not experienced any such labor controversy within the past two (2) years.

Except as disclosed in Schedule 3.11 hereto, there are no pending or, to the knowledge of either Seller, threatened complaints or charges with any Governmental Authority or court or any arbitrator with respect to any individual or group of individuals currently or formerly employed in the IDDD Business alleging employment discrimination or other unfair labor practice charges or otherwise relating to their employment by Sellers, and Sellers have not experienced any such proceeding, litigation or arbitration within the past two
(2) years. No individuals employed in the IDDD Business are represented by any labor organization.

         Section 3.12. Environmental Matters. To the knowledge of Sellers, the activities and operations of the IDDD Business have been in material compliance with all Environmental Laws.

         Section 3.13. Taxes. Except as disclosed on Schedule 3.13, Sellers have duly filed, or have obtained a filing extension (which extension has not expired) from the appropriate federal, state, local and foreign governments or Governmental Authorities with respect to, all material Tax returns required to be filed by either of them on or prior to the date hereof. Payment in full of all Taxes shown to be due on such Tax returns has been made. All written assessments of Taxes due and payable by, on behalf of or with respect to Sellers have been paid by Sellers, or are being contested in good faith by appropriate proceedings and have been adequately reserved for. There are no liens or other encumbrances for Taxes on any Assets that would remain as of the date hereof after giving effect to the transactions contemplated hereby that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due and payable. All amounts required to be withheld by Sellers from employees of the IDDD Business for income Taxes, social security, payroll Taxes and other similar Taxes have been collected and withheld, and have either been paid to the respective Governmental Authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon Sellers' books and records.

         Section 3.14. Permits and Approvals. Sellers have all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of the IDDD Business as presently conducted by Sellers. Within the past eighteen (18) months, neither Seller has received a written notice alleging a violation or probable violation or notice of revocation or other written communication from or on behalf of any Governmental Authority which violation has not been corrected or otherwise settled alleging (i) any violation of any material license, permit, consent, approval, authorization, qualification or order or (ii) that such Seller requires any material license, permit, consent, approval, authorization, qualification or order not currently held by it.

         Section 3.15. Affiliate Transactions. Other than transactions with Sprint Corporation and its affiliates, the obligations and liabilities of Sellers with respect to which will not be assumed by Purchaser, and except as disclosed on Schedule 3.15 hereto, neither Seller has engaged in any transaction with any affiliate, officer, employee or director.

         Section 3.16. Subsidiaries. Neither Seller owns any capital stock of or any other interest in any corporation, partnership, joint venture or other person.

         Section 3.17. Sufficiency of Assets. Except as disclosed on Schedule 3.17, the Assets comprise all of the assets necessary for Purchaser to conduct the IDDD Business as currently conducted by Sellers.

         Section 3.18. Customer Contracts. Except as disclosed on Schedule 3.18, to Sellers' knowledge, none of the customers of the IDDD Business intend to terminate or refuse to renew their customer contracts referred to in Section 1.2(c) or otherwise modify said contracts or take any adverse action against Purchaser or any action which would otherwise adversely affect Purchaser as a result of the consummation of the transactions contemplated by this Agreement or otherwise. For purposes of the foregoing, a Seller will be deemed to have "knowledge" of a particular fact or other matter if Stephan Folgnand, Peter Hammer, Peter Tippkoetter, Steve Campbell, Debora Harvey or Michael Trudnak is actually aware of such fact or other matter. Sellers have received written representations from each such person with respect to the matter set forth in this Section 3.18.

         Section 3.19. Disclosure. To Sellers' knowledge, no representations or warranties made by Sellers in this Agreement or in any of the Seller Ancillary Documents and no statement contained in any document (including, without limitation, the Schedules hereto), certificate or other writing furnished or to be furnished by Sellers to Purchaser pursuant to the provisions hereof or the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state any material fact necessary in light of the circumstances under which it has made, in order to make the statements herein or therein not misleading.


                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers as follows:

         Section 4.1. Organization. Purchaser is a limited liability company duly organized and validly existing under the laws of Germany and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         Section 4.2. Authorization. Purchaser has full corporate power and authority to execute and deliver this Agreement and each of the Purchaser Ancillary Documents (as hereinafter defined) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Purchaser Ancillary Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of Purchaser. Each of this Agreement and the Purchaser Ancillary Documents has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

         Section 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and each of the Purchaser Ancillary Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Association of Purchaser, (ii) except as disclosed in Schedule 4.5 hereto, any contract, agreement, commitment or understanding to which Purchaser is a party or to which Purchaser or any of Purchaser's properties is subject, (iii) any judgment, decree or order of any court or Governmental Authority to which Purchaser is a party or by which Purchaser or any of Purchaser's properties is bound, or (iv) except as disclosed in Schedule 4.5 hereto, any statute, law, regulation or rule applicable to Purchaser, which, in the case of subsections (ii) through (iv) above, will or is reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Purchaser and its subsidiaries taken as a whole.

         Section 4.4. Brokers, Finders, Etc. Purchaser has not incurred any liability to any broker, finder or agent for any brokerage fees, finders' fees or other like commissions with respect to the transactions contemplated by this Agreement.

         Section 4.5. Consents. Except for the consents described in Schedule
4.5 hereto, no waiver, permit, license, approval, authorization, qualification, order or consent of any court or Governmental Authority or any other third party is required to be obtained by Purchaser in connection with the execution, delivery or performance of this Agreement or any of the Purchaser Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

         Section 4.6. Disclosure. To Purchaser's knowledge, no representations or warranties made by it in this Agreement or any of the Purchaser Ancillary Documents and no statement contained in any document (including, without limitation, the Schedules hereto), certificate, or other writing furnished or to be furnished by Purchaser to Sellers pursuant to the provisions hereof or the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                   ARTICLE 5.

                        CERTAIN COVENANTS AND AGREEMENTS

         Section 5.1. Public Announcements. Neither party hereto will issue any press release or make any other public announcement relating to the transactions contemplated by this Agreement without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except that either party may make any disclosure required to be made under applicable law or stock exchange rule if such party determines in good faith that it is necessary to do so and gives prior notice to the other party. Either party shall be deemed to have given its consent to a press release of the other party if it does not respond to a request for consent within three (3) business days of its receipt of the draft press release.

         Section 5.2. No Solicitation of Employees; Non-Interference. (a) For a period of two (2) years after the date hereof, Sellers shall not, and shall cause each of their affiliates not to, directly or indirectly, (i) persuade or attempt to persuade any person providing goods or services to the IDDD Business not to do business with the IDDD Business or to reduce the amount of business it does with the IDDD Business, (ii) persuade or attempt to persuade any person who is or during such period becomes a director, officer or employee of Purchaser and who devotes all or substantially all of his time to the IDDD Business of Purchaser (each a "Purchaser IDDD Person") to terminate his relationship with Purchaser, (iii) dissuade or attempt to dissuade any person from becoming a Purchaser IDDD Person, or (iv) degrade, denigrate, deride or otherwise disparage the competence, service, condition (financial or otherwise), integrity or prospects of Purchaser, the IDDD Business or any Purchaser IDDD Person in an effort to solicit customers for a competing business or otherwise.

                  (b) For a period of two (2) years after the date hereof, Sellers, in good faith, shall use all commercially reasonable efforts to cause Global One Communications and DT not to, directly or indirectly, (i) persuade or attempt to persuade any person providing goods or services to the IDDD Business not to do business with the IDDD Business or to reduce the amount of business it does with the IDDD Business, (ii) persuade or attempt to persuade any person who is or during such period becomes a director, officer or employee of Purchaser and who devotes all or substantially all of his time to the IDDD Business of Purchaser to terminate his relationship with Purchaser, (iii) dissuade or attempt to dissuade any person from becoming a Purchaser IDDD Person, or (iv) degrade, denigrate, deride or otherwise disparage the competence, service, condition (financial or otherwise), integrity or prospects of Purchaser, the IDDD Business or any Purchaser IDDD Person in an effort to solicit customers for a competing business or otherwise. The parties agree that Sellers shall have satisfied their obligations under this subsection (b) as to DT if Sellers (x) shall cause the appropriate executive officer of Sprint

Corporation, promptly after the date hereof, to advise an officer of DT with similar responsibilities as those of such officer of Sprint Corporation in writing of the consummation of the transactions contemplated hereby and the commitments of Sellers pursuant to this subsection (b) and (y) shall cause such officer of Sprint Corporation to contact such officer of DT by telephone within a reasonable period of time after such written notice to confirm DT's receipt of such notice, to request DT's compliance with the requirements of this subsection
(b), and to answer any questions which DT may have concerning the transactions consummated on the date hereof or the requirements of this subsection (b).

                  (c) For a period of two (2) years after the date hereof, Sellers, in good faith, shall use all commercially reasonable efforts to cause the purchaser of the Data Business not to, directly or indirectly, (i) persuade or attempt to persuade any person providing goods or services to the IDDD Business not to do business with the IDDD Business or to reduce the amount of business it does with the IDDD Business, (ii) persuade or attempt to persuade any person who is or during such period becomes a director, officer or employee of Purchaser and who devotes all or substantially all of his time to the IDDD Business of Purchaser to terminate his relationship with Purchaser, (iii) dissuade or attempt to dissuade any person from becoming a Purchaser IDDD Person, or (iv) degrade, denigrate, deride or otherwise disparage the competence, service, condition (financial or otherwise), integrity or prospects of Purchaser, the IDDD Business or any Purchaser IDDD Person in an effort to solicit customers for a competing business or otherwise.

                  (d) For a period of two (2) years after the date hereof, Purchaser shall not, and shall cause each of its affiliates not to, directly or indirectly, (i) persuade or attempt to persuade any person providing goods or services to the Data Business not to do business with the Data Business or to reduce the amount of business it does with Data Business, (ii) persuade or attempt to persuade any person who is or during such period becomes a director, officer or employee of a Seller and who devotes all or substantially all of his time to the Data Business of Sellers (each a "Seller Data Person") to terminate his relationship with such Seller, (iii) dissuade or attempt to dissuade any person from becoming a Seller Data Person, or (iv) degrade, denigrate, deride or otherwise disparage the competence, service, condition (financial or otherwise), integrity or prospects of a Seller, the Data Business or any Seller Data Person in an effort to solicit customers for a competing business or otherwise.

                  (e) For purposes of this Agreement, "person" shall include an individual, corporation, joint venture, partnership or other entity.

         Section 5.3. VAT Taxes. As part of the Purchase Price to be paid by Purchaser pursuant to Section 1.5 hereof, a German Value Added Tax (Umsatzsteuer, hereinafter called "VAT") is due of [*] and Sellers have issued and delivered to Purchaser an invoice showing that the Purchase Price includes the VAT amount presumed to be due as aforesaid.

----------
[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION

                  For the purpose of payment (and not instead of such payment), Purchaser hereby assigns to Sellers, and at such time will deliver to Sellers evidence of such assignment including, without limitation, the completed assignment notification (Abtretungsanzeige) form prescribed by German law, the VAT refund claim (Umsatzsteuererstattungs-anspruch) accruing to Purchaser as a result of the consummation of the transactions contemplated by this Agreement. Purchaser will duly file with the Tax authorities, no later than June 10, 1996, the VAT return and the assignment notification mentioned in the preceding sentence, and Sellers will set-off the claim assigned to them against the VAT payment obligation and apply to the Tax authorities for an interest free set-off deferral ("zinslose Verrechnungsstundung"). Sellers and Purchaser will cooperate in order to achieve the aforementioned assignment and setoff. If and to the extent Sellers are required for any reason to pay to the Tax authorities the VAT invoiced to Purchaser by other means than by such set-off, Purchaser shall promptly pay to Sellers in cash all and any amounts thus payable and in exchange therefor ("Zug um Zug"), Sellers shall reassign to Purchaser any part of the VAT refund claim not used by such set-off. Purchaser shall indemnify Sellers pursuant to and in accordance with Article 6 hereof for all penalties, including but not limited to penalties for late payment of Taxes imposed as a result of a non-payment by Purchaser of the VAT invoiced to Purchaser and for all interests, costs (including reasonable legal fees), losses and liabilities (collectively, the "VAT Losses") incurred in connection with the efforts to achieve the assignment of and set-off with the VAT input refund claim unless such VAT Losses should have been incurred as a result of Sellers' fault, without regard to the limitation set forth in Section 6.6 hereof.

                  If the Tax authorities should determine that no VAT is due under German law as a result of the consummation of the transactions contemplated hereby, then (i) Sellers shall issue a new invoice showing the Purchase Price net of the aforesaid VAT amount, (ii) Sellers shall deliver such new invoice to Purchaser against return of the original invoice issued and delivered to Purchaser, (iii) Sellers shall promptly apply to the Tax authorities for a refund of the VAT amount paid, and (iv) Sellers shall reimburse the amount of the VAT paid by Purchaser promptly upon such VAT having been refunded by the Tax authorities to Sellers or, if such refund should be refused or reduced as a result of other tax obligations of Sellers, at such time when it would have been refunded to Sellers if all Tax obligations of Sellers payable at such time had been settled in cash. To secure Sellers' reimbursement obligation under clause (iv) of the preceding sentence, Sellers hereby assign to Purchaser their refund claim for such VAT amount paid, and Purchaser hereby accepts such assignment.

Purchaser shall indemnify Sellers pursuant to and in accordance with Article 6 hereof from, and hold harmless against, any and all VAT or similar Taxes payable under German law upon the consummation of the transactions contemplated by this Agreement in excess of [*] any other liabilities, damages, costs and expense resulting from or arising out of (a) the failure of Purchaser to pay any amount of VAT or similar Taxes payable under German law upon the consummation of the transactions contemplated by this Agreement in excess of [*] and (b) any action or levy made as a result thereof, without regard to the limitation set forth in Section 6.6 hereof.

----------
[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION

         Section 5.4. Sale of Assets and IDDD Business. For a period of eighteen
(18) months after the date hereof, Purchaser shall not, without the prior written consent of Sellers, Transfer the Assets or Transfer control of the IDDD Business to any Major Competitor of Sprint Corporation. For purposes of this
Section 5.4, a "Transfer of control of the IDDD Business to a Major Competitor of Sprint" shall be deemed to have occurred whenever any one or more Major Competitors of Sprint Corporation and their respective affiliates control the IDDD Business. For purposes of this Section 5.4, "Transfer" shall mean any act pursuant to which, directly or indirectly, the ownership of all or substantially all of the Assets or control of the IDDD Business in question is sold, transferred, conveyed or otherwise disposed of, and "Major Competitor of Sprint Corporation" shall mean the following entities and the affiliates of such entities: American Telephone & Telegraph Co.; PTT Netherlands; PTT Switzerland; Telia AB; Telefonica de Espana, S.A.; British Telecommunications plc; and MCI Communications Corporation. For purposes of this Agreement, "affiliate" shall mean with respect to any person, (i) any person directly or indirectly controlling, controlled by or under common control with such person, (ii) any officer, director, general partner or trustee of, or a person serving in a similar capacity with respect to, such person, or (iii) any person who is an officer, director, general partner, or trustee of any person described in clause
(i) or (ii) of this sentence. For purposes of this Agreement, the term "control," "controlling," "controlled by," or "under common control with" shall mean (i) the ownership, direct or indirect, of more than fifty percent (50%) of the voting power of a person, or (ii) the possession, direct or indirect, of the power (a) to elect a majority of the board of directors of a person or (b) to direct or cause the direction of the management and policies of a person, whether through the ownership of securities, by contract or otherwise.

         Section 5.5. Customer Contracts. Schedule 3.8 of this Agreement describes certain consents and approvals required to be obtained by Sellers in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including consents and approvals which may be required from customers of the IDDD Business under the customer contracts described in Schedule l.2(c) hereto. Sellers and Purchaser have agreed that, in light of the desire of Sellers and Purchaser to conclude the transactions contemplated by this Agreement as promptly as practicable and the existing termination rights of customers under such consumer contracts, Sellers and Purchaser have consummated the transactions contemplated by this Agreement on the date hereof without obtaining such customer consents. Sellers and Purchaser agree to develop a mutually agreeable plan for disclosing the consummation of the transactions contemplated hereby to such customers and agree to approach each such customer in accordance with such plan as promptly as practical after the date hereof; provided, however, that if the parties do not agree to such a plan by May 21, 1996, Sellers shall be able to approach such customers wherever located and to disclose to them such information regarding the transactions contemplated hereunder as Sellers reasonably determine to be necessary and, if Sellers and Purchaser shall have agreed on the nature of the disclosure to any such customer, as shall be reasonably consistent with such agreed upon disclosure. Sellers and Purchaser further agree that, except as otherwise specifically agreed by Sellers and Purchaser on the date hereof, neither Sellers nor any of their affiliates shall be responsible or liable to Purchaser or any of its affiliates, whether pursuant to Article 6 hereof or otherwise, for any claims, liabilities, obligations, losses, costs, expenses, penalties, fines or other judgments (at law or in equity) or damages of Purchaser arising out of or related to (a) the termination of any customer contract described in Schedule 1.2(c) hereto on or after the date hereof or (b) any action brought or levy made as a result thereof, and Sellers and Purchaser further agree that, except as otherwise specifically agreed by Sellers and Purchaser on the date hereof, no such termination of a customer contract shall be deemed to be a breach by Sellers of any representation, warranty, covenant, agreement or undertaking made by Sellers in this Agreement or any Seller Ancillary Document (as hereinafter defined) or give rise to any adjustment of the Purchase Price paid by Purchaser pursuant to Section 1.5 hereof.

         Section 5.6.  Accounts Receivable.

                  (a) For a period commencing on the date hereof and ending on December 31, 1996 (the "Collection Period"), Purchaser shall use all commercially reasonable efforts to collect on behalf of Sellers the accounts receivable of Sellers relating to the IDDD Business in existence on the date hereof as well as the accounts receivable created after the date hereof with respect to the conduct of the IDDD Business by Sellers prior to the date hereof (collectively, the "Pre-Closing Receivables"). For purposes of this Section 5.6, all amounts collected from any customer of the IDDD Business shall be applied to the oldest outstanding receivable from such customer unless such customer shall dispute a specific receivable in writing or designate a specific invoice or receivable for payment.

                  (b) The parties acknowledge that for a period of time after the date hereof, customers of the IDDD Business will make payments on invoices to a bank account of Sellers and that at a date to be agreed to by the parties invoices of the IDDD Business will be amended to provide that customers should make payments to a bank account of Purchaser.

                  (c) The parties agree to establish reasonable procedures for verifying the amounts paid by customers into bank accounts of Sellers or Purchaser and for the disbursement of such amounts to Sellers or Purchaser as appropriate. In any event, the parties agree that the party that receives any payment in its bank account which is due to the other party shall pay such amount to the other party within five (5) business days after the funds so paid become available to the party in whose bank account the payment is deposited. In addition, each party that receives any such payment in its bank account shall provide a written report to the other party on all such collections not less than once every month.

                  (d) Notwithstanding Purchaser's obligation to use all commercially reasonable efforts to collect the Pre-Closing Receivables, Sellers acknowledge and agree that

          Purchaser is under no obligation to initiate legal proceedings of any sort with respect to the Pre-Closing Receivables, and Purchaser agrees not to initiate legal proceedings of any sort against any customer with respect to Pre-Closing Receivables without the prior written consent of Sellers. With respect to the collection of accounts receivable other than Pre-Closing Receivables that are due and payable by existing customers of the IDDD Business under their existing contracts, Purchaser further agrees not to initiate legal proceedings of any sort against such customers without providing Sellers with at least ten (10) days prior written notice of Purchaser's intention to initiate such legal proceeding.

                  (e) Upon the expiration of the Collection Period, Purchaser shall deliver to Sellers copies of all invoices and records, if any, relating to the Pre-Closing Receivables which have not been collected and Purchaser shall have no further obligation to collect the same. At such time, Sellers and their successors in interest may pursue in a commercially reasonable manner and consistent with past practice the collection of outstanding Pre-Closing Receivables on their own behalf and at their own expense. The parties hereto acknowledge and agree that Purchaser shall have no duties or obligations with respect to the Pre-Closing Receivables except as specifically set forth in this
         Section 5.6.

         Section 5.7. Employees. The parties agree that, effective as of the date hereof, the employees listed on Schedule 5.7 hereto shall cease to be employees of Sellers and shall be and become employees of Purchaser and that, except for amounts which are described on Schedule 5.7 hereto which shall be paid by Sellers to such employees after the date hereof, Purchaser shall be responsible for all compensation, salary, pension, severance and other employee benefits, taxes and costs which accrue to the benefit of, or with respect to, such employees on and after the date hereof and with respect to services provided to Purchaser on or after the date hereof.

         Section 5.8. Access to Records. Purchaser and Sellers shall provide each other and their respective employees, counsel, accountants and other representatives, upon reasonable prior notice, on a reasonable basis and during normal business hours, with reasonable access to their respective books and records with respect to periods prior to the date hereof as shall be reasonably necessary for Purchaser or Sellers to prepare any Tax returns relating to the IDDD Business or the sale thereof to Purchaser and the right to make copies and extracts therefrom (at the cost of the party requesting access) for such purpose. Purchaser and Sellers shall cooperate with each other and their respective employees, counsel, accountants and other representatives in these matters.

         Section 5.9. Domestic Access Lines. Sprint Telecommunication Services GmbH ("STS") is the lessee of certain access lines of DT which are (a) dedicated to the IDDD Business

(the "Dedicated IDDD Lines"), (b) shared by the IDDD Business and the Data Business (the "Shared Lines"), and (c) dedicated to the Data Business. On the date hereof, STS has advised DT that it no longer desires to lease the Dedicated IDDD Lines or the Shared Lines and Purchaser has entered into a lease arrangement with DT to lease the Dedicated IDDD Lines and the Shared Lines. Sellers shall pay to DT, on behalf of Purchaser, any installation fee which DT may charge Purchaser for initiating such lease arrangements. During the period of time (the "Transition Period") commencing on the date hereof and ending on the earlier of (i) December 31, 1996, and (ii) provided that Sellers shall have given Purchaser at least thirty (30) days advance written notice of the closing date of sale of the Data Business, ninety (90) days after the closing of the sale of the Data Business, Purchaser agrees to make available to Sellers capacity on the Shared Lines comparable to the capacity used by Sellers prior to the date hereof in connection with the services provided on the date hereof by the Data Business to four (4) of its customers, and Sellers agree to pay for such capacity on a pass-through basis. At the expiration of the Transition Period, Sellers' rights to use capacity on the Shared Lines in connection with the Data Business shall terminate.

         Section 5.10. Miscellaneous Agreements. The parties acknowledge that the agreements, contracts and instruments described in Schedule 5.10 hereto (the "Miscellaneous Agreements") relate to the assets which are used by Sellers in the IDDD Business and the Data Business. Promptly as practicable after the date hereof, Sellers shall enter into negotiations with the vendors named in the Miscellaneous Agreements for Sellers to enter into agreements for the use of assets used in connection with the IDDD Business and for Purchaser to enter into agreements for the use of assets in connection with the Data Business. Sellers shall pay to such vendors all termination charges of such vendors related to the restructuring of the Miscellaneous Agreements as provided in this Section 5.10 and shall pay to such vendors all customary installation or activation charges of such vendors to establish new accounts for Purchaser to use the assets for the IDDD Business on the same terms on which Sellers used such assets prior to the date hereof. Until the restructuring of the Miscellaneous Agreements is completed, Sellers and Purchaser shall share the costs incurred by Sellers under the Miscellaneous Agreements, with Purchaser being responsible for that portion of such costs which the parties reasonably determine to be related to the use of the assets in connection with their respective businesses.

         Section 5.11. Telephone Numbers. The parties acknowledge that Sellers have one set of telephone numbers and telefax numbers for the IDDD Business and the Data Business. Until the expiration of the Transition Period, Sellers and Purchaser shall share such telephone numbers and telefax numbers for the purpose of conducting the IDDD Business and the Data Business on such terms as the parties shall reasonably determine to be appropriate. At the expiration of the Transition Period, Purchaser shall discontinue its use of such numbers.

                                   ARTICLE 6.

                                 INDEMNIFICATION

         Section 6.1. Indemnification Obligations of Sellers. From and after the date hereof, Sellers shall indemnify and hold harmless Purchaser and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) The Excluded Liabilities;

                  (b) Any breach of any representation, warranty, covenant, agreement or undertaking made by Sellers in this Agreement or in any certificate, agreement, exhibit, schedule or other writing delivered by Sellers to Purchaser pursuant to the provisions hereof (collectively, the "Seller Ancillary Documents") or in the performance of its obligations hereunder or thereunder; or

                  (c) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Sellers in this Agreement or the Seller Ancillary Documents or in the performance of its obligations hereunder or thereunder.

Notwithstanding the foregoing, Sellers' indemnification obligation with respect to any of the foregoing matters shall be governed by the terms of any Seller Ancillary Document which expressly provides for indemnification by Sellers for a specific matter which is different from that provided in this Article 6. The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Purchaser Indemnified Parties described in this Section 6.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Purchaser Losses."

         Section 6.2. Indemnification Obligations of Purchaser. From and after the date hereof, Purchaser shall indemnify and hold harmless Sellers and their subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) The Assumed Liabilities;

                  (b) Any breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or in any certificate, agreement, exhibit, schedule or other writing delivered by Purchaser to Sellers pursuant to the provisions hereof (the "Purchaser Ancillary Documents") or in the performance of its obligations hereunder or thereunder; or

                  (c) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or the Purchaser Ancillary Documents or in the performance of its obligations hereunder or thereunder.

Notwithstanding the foregoing, Purchaser's indemnification obligation with respect to any of the foregoing matters shall be governed by the terms of a Purchaser Ancillary Document which expressly provides for indemnification by Purchaser for a specific matter which is different from that provided in this
Article 6. The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Seller Indemnified Parties described in this
Section 6.2 as to which the Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Seller Losses."

         Section 6.3.  Indemnification Procedure.

                  (a) Promptly after receipt by a Purchaser Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party shall notify Purchaser or Sellers, whichever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim if, but only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

         (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

         (c) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall deliver to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

         Section 6.4. Claims Period. Except as provided in this Section 6.4, no claim for indemnification under this Agreement may be asserted by an Indemnified Party after the expiration of the appropriate claims period (the "Claims Period") which shall commence on the date hereof and shall terminate (a) with respect to the representations and warranties set forth in Sections 3.1, 3.3, 3.5, 3.6, 3.7, 3.8, 3.9, 3.14, 3.15, 3.16, 4.1, 4.3, 4.4 and 4.5 hereof and the covenants and agreements set forth in Section 5.1 hereof, eighteen (18) months after the date hereof, (b) with respect to the representations and warranties set forth in Sections 3.2, 3.4, 3.12, 3.13, 3.18, 3.19, 4.2 and 4.6 hereof and the covenants and agreements set forth in Sections 5.3 and 5.4 hereof, the applicable statute of limitations therefor, and (c) with respect to all other representations and warranties and covenants and agreements of the parties hereunder, two (2) years after the date hereof. No Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis of such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

         Section 6.5. Maximum Liability. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Sellers for Purchaser Losses and of Purchaser for Seller Losses shall be [*] except as otherwise provided in Sections 6.6 and 6.8.

         Section 6.6. Threshold Liability. No party shall make any claim for indemnification under this Agreement with respect to any matter set forth in
Section 6.1 or 6.2 unless and until (i) the aggregate amount of all Purchaser Losses or Seller Losses incurred by the Purchaser Indemnified Parties or the Seller Indemnified Parties, as the case may be, exceed [*] in which event such party may claim indemnification for the amount of such losses in excess of [*] or (ii) the aggregate amount of all Purchaser Losses or Seller Losses incurred by the Purchaser Indemnified Parties or the Seller Indemnified Parties, as the case may be, exceeds [*] in which event such party may claim indemnification for the entire amount of such losses; provided, however, if a party makes a claim pursuant to clause (i) of this Section 6.6, such party forfeits its right to make a claim pursuant to clause (ii) of this Section 6.6; provided, further, that this Section 6.6 shall not apply to the payment obligations of any party hereto under Section 5.3 or 5.6 hereof.

         Section 6.7. Jurisdiction and Forum.

                  (a) By the execution and delivery of this Agreement, each Indemnifying Party irrevocably designates and appoints each of the parties set forth under its name below as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court in New York, New York.

----------
[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION

                                   Sellers:

                                   Sprint Telecommunication Services GmbH
                                   Sprint Fon, Inc.
                                   c/o Sprint Corporation
                                   2330 Shawnee Mission
                                   Parkway, East Wing
                                   Westwood, Kansas 66205
                                   U.S.A.
                                   Attn.: J. Richard Devlin, Esq.

                                   Purchaser:

                                   RSL COM Deutschland GmbH
                                   c/o RSL Communications, Inc.
                                   767 Fifth Avenue
                                   43rd Floor
                                   New York, NY 10153
                                   Attn.: Itzhak Fisher

                  In addition, each party agrees that service of process upon the above-designated individuals shall be deemed in every respect effective service of process upon such Indemnifying Party in any such suit or proceeding. Each such Indemnifying Party further agrees to take any and all action reasonably requested by an Indemnified Party, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the above-designated individuals in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other matter permitted by law.

                  (b) To the extent that any Indemnifying Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Indemnifying Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

                  (c) The parties hereto hereby agree that the appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be any state or federal court in New York, New York and each of the parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

         Section 6.8. Compliance with Bulk Sales Laws. Purchaser and Sellers hereby waive compliance by Purchaser and Sellers with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Sellers shall indemnify Purchaser pursuant to and in accordance with this Article from, and hold Purchaser harmless against, any liabilities, damages, costs and expense resulting from or arising out of (a) the parties failure to comply with any such laws in respect of the transactions contemplated by this Agreement and (b) any action brought or levy made as a result thereof, without regard to the limitation set forth in Section 6.5 hereof.


                                   ARTICLE 7.

                            MISCELLANEOUS PROVISIONS

         Section 7.1. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on the date delivered if delivered in person, on the date initially received if delivered by telecopy transmission followed by registered or certified mail confirmation, on the date delivered if delivered by a nationally recognized overnight courier service or on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

         To Purchaser:

                  RSL COM Deutschland GmbH
                  c/o RSL Communications, Inc.
                  767 Fifth Avenue
                  43rd Floor
                  New York, NY 10153
                  Attn: Itzhak Fisher
                  Telecopy No.: (212) 572-3825
         with a copy to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, NY 10022
                  Attn.: Robert L. Kohl, Esq.
                  Telecopy No.: (212) 940-8776

          To Sellers:

                  Sprint Telecommunication Services GmbH
                  Sprint Fon Inc.
                  c/o Sprint Corporation
                  2330 Shawnee Mission
                  Parkway, East Wing
                  Westwood, Kansas 66205
                  U.S.A.
                  Attn.: J. Richard Devlin, Esq.
                  Telecopy No.: (913) 624-8426

         with a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Suite 4900
                  Atlanta, Georgia 30303
                  U.S.A.
                  Attn.: John D. Capers, Jr., Esq.
                  Telecopy No.: (404) 572-5145

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

         Section 7.2. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

         Section 7.3. Assignment: Successors in Interest. No assignment or transfer by Purchaser or Seller of their respective rights and obligations hereunder after the date hereof shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

         Section 7.4. Investigations; Representations and Warranties. The respective representations and warranties of Purchaser and Sellers contained herein or in any certificate, or other document delivered by any party prior to the date hereof shall not be deemed waived or otherwise affected by any investigation made by a party hereto.

         Section 7.5. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         Section 7.6. Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement.

         Section 7.7. Controlling Law; Integration; Amendment.

                  (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to New York's choice of law rules. This Agreement supersedes all negotiations, agreements and understandings among the parties and their affiliates and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof; provided, however, that nothing herein shall affect (i) the validity of the Confidentiality Agreement dated January 9, 1996, and the Non-Solicitation Agreement dated January 17, 1996, by and between Purchaser and Sellers, (ii) the agreements specified in Section 2.1, or
         (iii) any other written agreements or understandings entered into by the parties or their affiliates contemporaneously with the execution and delivery of this Agreement, all of which shall remain in full force and effect.

                  (b) This Agreement may be amended by the parties hereto at any time. Without limiting the foregoing, this Agreement may not be amended, modified or supplemented except by written agreement executed by each of the parties hereto.

         Section 7.8. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         Section 7.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

         Section 7.10. Remedies. Each party hereto agrees that the remedies provided in Article VI shall constitute the sole and exclusive remedies of a party against another party for monetary damages arising from any breach of any covenant, agreement or undertaking of such other party in this Agreement or any Purchaser Ancillary Document or Seller Ancillary Document. Nothing in this
Section 7.10 shall prevent a party hereto from seeking and obtaining equitable relief, including, but not limited to, injunctive relief and specific performance in respect of such breach.

         Section 7.11. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

         Section 7.12. Waiver. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

         Section 7.13. Fees and Expenses. Sellers will bear all costs and expenses (including, without limitation, any investment banker's, broker's or finder's fees and any attorney's and accountant's fees) incurred by Sellers in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the date hereof, and Purchaser will bear all such costs and expenses incurred by Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the date hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

                                SIENA VERMOGENSVERWALTUNGS-GMBH


                                By:/s/ Itzhak Fisher
                                   -----------------------------------------
                                   Itzhak Fisher, Managing Director


                                SPRINT TELECOMMUNICATION
                                SERVICES GMBH


                                By:/s/ Stephan Folgnand
                                   -----------------------------------------
                                   Stephan Folgnand, Managing Director


                                By:/s/ Dennis Piper
                                   -----------------------------------------
                                   Dennis Piper, Attorney-in-Fact


                                SPRINT FON INC.

                                By:/s/ Donald S. Parker
                                   -----------------------------------------
                                   Donald S. Parker, Vice President


                                By:/s/ Dennis Piper
                                   -----------------------------------------
                                   Dennis Piper, Attorney-in-Fact

                    Schedule 1.2(a) - Machinery and Equipment

See the attached list entitled "Germany Assets."

                                 Germany Assets


                                 Schedule 1.2(a)

       Germany Assets:
Item   Description                                          Quantity         Location            Notes:
1     Desk (expanded)                                          1            Stephan Folgnand
2     Chairs                                                   3            Stephan Folgnand
3     Rollaway Storage Cabinets                                3            Stephan Folgnand
4     Sideboard                                                1            Stephan Folgnand
5     Lap Top PC Toshiba T4700CT                               1            Stephan Folgnand
6     Docking Station, screen, CD-ROM for the Lap Top          1            Stephan Folgnand
7     Printer HP LaserJet 4L                                   1            Stephan Folgnand
8     Polycom Loudspeaker Telephone                            1            Stephan Folgnand
9     Stabo Wireless Telephone                                 1            Stephan Folgnand
10    Board                                                    1            Stephan Folgnand
11    Desk (w. corner and side desk)                           1            Elfi Moorefield
12    Chairs                                                   2            Elfi Moorefield
13    Rollaway Storage Cabinets                                2            Elfi Moorefield
14    Sideboard                                                1            Elfi Moorefield
15    PC Proline 486 DX4-100 w. screen                         1            Elfi Moorefield
16    Printer HP LaserJet III                                  1            Elfi Moorefield
17    PC Proline 486 DX4-100 w. screen                         1            Silvia Brehm
18    Desk (w. corner and side desk)                           1            Martina Luetge
19    Side Table                                               1            Martina Luetge
20    Chairs                                                   3            Martina Luetge
21    Rollaway Storage Cabinet                                 1            Martina Luetge
22    PC Proline 486 DX4-100 w. screen                         1            Martina Luetge
23    Printer HP LaserJet III                                  1            Martina Luetge
24    TI Table Calculator                                      1            Martina Luetge
25    Board                                                    1            Martina Luetge
26    Desk (w. corner and side desk)                           1            Peter Hammer
27    Chairs                                                   3            Peter Hammer
28    Rollaway Storage Cabinets                                3            Peter Hammer
29    Sideboard                                                1            Peter Hammer
30    Lap Top PC Compaq                                        1            Peter Hammer

Note: Leasehold and Building Improvements Convey.

5/7/96

                                 Germany Assets

                                 Schedule 1.2(a)

       Germany Assets:
Item   Description                                          Quantity         Location            Notes:
31     Docking Station and screen for the Lap Top               1            Peter Hammer
32     Board                                                    1            Peter Hammer
33     Flip Chart                                               1            Peter Hammer
34     Overhead Projector                                       1            Peter Hammer
35     Photo Copier Canon NP3050 (leased)                       1            Other Equipment
36     Canon Fax-L700 (leased)                                  1            Other Equipment
37     Typewriter TA Gabriele 110 DS                            1            Other Equipment
38     Reception Desk and Chair                                 1            Reception Area      Added since last listing
39     Desk (w. corner and side desk)                           3            Open Office
40     Chairs                                                   6            Open Office
41     Rollaway Storage Cabinet                                 3            Open Office
42     Sideboard                                                3            Open Office
43     Board                                                    3            Open Office
44     PC Server, 100 MHz, 16 MB 1GB HD                         1            Office Equipment
45     Wyatt Switch                                             3            Computer Room
46     Power Supplies                                           6            Computer Room
47     Batteries                                                6            Computer Room
48     DCME Equippment                                          1            Computer Room
49     Echo Canceller Equipment                                 1            Computer Room
50     Trunk Signalling Converter Equipment                     1            Computer Room
51     Datel Fuse Panels                                        2            Computer Room
52     Patch Panels                                             7            Computer Room
53     PBX Data Recorder                                        2            Computer Room
54     Channelbanks                                             2            Computer Room
55     Test Set                                                 1            Computer Room
56     XXT prewired jackfield 6-wire                            3            Computer Room
57     2-Mbit Concentrator                                      1            Computer Room
58     Bert Tester                                              1            Computer Room
59     Protocol Tester                                          1            Computer Room
60     AC-15 Signal Boxes                                      16            Computer Room

Note: Leasehold and Building Improvements Convey.

5/7/96

                                 Germany Assets

                                 Schedule 1.2(a)

       Germany Assets:
Item   Description                                          Quantity    Location            Notes:
61      AC-15 Signal Pulse Dial Boxes                         11        Computer Room
62      Imxxxxxx boxes                                         7        Computer Room
63      Oscilloscope                                           1        Computer Room
64      PCM/VFCall Analyzer                                    1        Computer Room
65      WorkStation Pentium 75MHz 16MB RAM                     1        Computer Room
66      Workstation 486DX-4 100 MHz 16MB RAM                   1        Computer Room
67      Notebook 486 25MHz + Docking Station                   1        Computer Room
68      Test Handsets (Harris and Ziad)                        2        Computer Room
69      Solder Station                                         1        Computer Room
70      Multimeter                                             1        Computer Room
71      MK-4 Measuring Kit                                     1        Computer Room
72      Jensen Tool Kit                                        1        Computer Room
73      19" Cabinets                                           5        Computer Room
74      Storage Cabinets                                       6        Computer Room
75      Computer Tables                                        6        Computer Room
76      Chairs                                                 4        Computer Room
77      Rollaway Storage Cabinets                              3        Computer Room
78      Telenorma 2MB Card                                     1        Computer Room
79      Alcatel 2MB Card                                       1        Computer Room
80      DCME Spare Parts Test-RX                               1        Computer Room
81      DCME Spare Part Mapping & Speech Interolation-PX       1        Computer Room
82      DCME Spare Part Message Receiver                       1        Computer Room
83      DCME Spare Part Voice ADPCM Dodac                      1        Computer Room
84      DCME Spare Part Band Dexxx Codec                       1        Computer Room
85      DCME Spare Part Input Switch-Rx                        1        Computer Room
86      DCME Spare Part System Interface                       1        Computer Room
87      DCME Spare Part Test-Tx                                1        Computer Room
88      DCME Spare Part Speech Detector                        1        Computer Room
89      DCME Spare Part Tone Detector                          1        Computer Room
90      DCME Spare Part Mapping and Speech Interpoletion-Tx    1        Computer Room

Note: Leasehold and Building Improvements Convey.

5/7/96

                                 Germany Assets

                                 Schedule 1.2(a)

       Germany Assets:
Item   Description                                          Quantity         Location            Notes:
91      DCME Spare Part Message Transmitter                    1        Computer Room
92      DCME Spare Part Bearer Output Switch-Tx                1        Computer Room
93      DCME Spare Part Main CPU                               1        Computer Room
94      DCME Spare Part Reduncy Switch                         1        Computer Room
95      DCME Spare Part Digital Line Interface                 2        Computer Room
96      DCME Spare Part Clock Selector                         1        Computer Room
97      DCME Spare Part Redundance and Differential Buffer     1        Computer Room
98      DCME Spare Part Alarm CPU                              1        Computer Room
99      DCME Spare Part Communication CPU                      1        Computer Room
100     DCME Spare Part Power Supply                           1        Computer Room
101     DCME Spare Part Fax Modulator                          1        Computer Room
102     DCME Spare Part Fax Time Slot Interchange              1        Computer Room
103     DCME Spare Part Fax Interface                          1        Computer Room
104     DCME Spare Part Fax Demodulator                        1        Computer Room
105     DCME Spare Part Fax CPU                                1        Computer Room
106     DCME Spare Part Balanced Switching                     1        Computer Room

Note: Leasehold and Building Improvements Convey.

5/7/96

          Schedule 1.2(b) - Contracts, Agreements and Other Instruments




1.       Maintenance Agreements

1.1      relating to the following copying machines(1):

                  Canon NP 3050, series number: 1 A 409180

         between Sprint Telecommunication Services GmbH, Frankfurt am Main, Germany, and Reinhold Buromaschinen GmbH, Aschaffenburg, Germany, dated January 28, 1994.

1.2      relating to the following fax machines(2):

                  Canonfax L 700, series number: GBF 02160

         between Sprint Telecommunication Services GmbH, Frankfurt am Main, Germany, and Reinhold Buromaschinen GmbH, Aschaffenburg, Germany, dated January 28, 1994.

2.       Leasing Agreements

2.1 relating to company cars of employees between Sprint Telecommunication Services GmbH, Frankfurt am Main, Germany, and

2.1.1 Volkswagen Leasing GmbH, Braunschweig, Germany, dated June 20, 1995, for S. Folgnand, contract number 3135844.

2.1.2 Volkswagen Leasing GmbH, Braunschweig, Germany, dated December 20, 1993, for P. Hammer, contract number 1590496.

2.1.3    Volkswagen Leasing GmbH, Braunschweig, Germany, dated May 5, 1995, for
         J. Werner, contract number 4159514.

2.2      relating to copying machine Canon NP 3050 between Sprint
         Telecommunication Services GmbH, Frankfurt am Main, Germany, and MMV Leasing GmbH, Koblenz, Germany, dated February 9, 1994, contract number 6130127 6012.

-------------------

         (1) The contract covers two more copying machines and therefore will have to be separated into two contracts, one for the voice and the other contract for the data business.

         (2) The contract covers two more fax machines and therefore will have to be separated into two contracts, one for the voice and the other contract for the data business.

2.3 relating to fax machine Canon L 700 # 08117 between Sprint Telecommunication Services GmbH, Frankfurt am Main, Germany, and MMV Leasing GmbH, Koblenz, Germany, dated July 21, 1994, contract number 6130127 6022.

3. Insurance policies between Sprint Telecommunication Services GmbH and KRAVAG AG, Hamburg, uber: Strassenverkehrsgenossenschaft, Konigsberger Strasse 1-3, 60487 Frankfurt am Main, Germany

         comprehensive plus collision automobile insurance with DM1,000 retention and partial car insurance with DM 300 retention

         for the company cars of the following employees:

         S. Folgnand
         P. Hammer
         J. Werner

4. Agreement between Sprint Telecommunication Services GmbH and Deutscher Herold Lebensversicherung AG, Bonn, Germany (relating to pension insurance)

         in favor of the following employees:

         S. Folgnand
         P. Hammer
         J. Werner
         E. Moorefield
         S. Brehm
         M. Lutge

5.       Alltrade Reseller Agreement

         Fondirect Reseller Agreement by and between Sprint Telecommunication Services GmbH and Alltrade Informationstechnologie GmbH dated November 6, 1995

6.       Reuters Rebate Agreement

         Rebate agreement between Sprint Telecommunication Services GmbH and Reuters AG as evidenced by letter addressed by Reuters AG dated June 20, 1995

7. Purchase and License Agreement (Kauf-und Lizenzvertrag) dated October 16/27, 1995, between Sprint Telecommunication Services GmbH and Reuters AG relating to the sale of one WATTS Node DK 2OOO/MRX, one Bill Back Fac., 16 Dig. Line Cards, 16 Disc. for DLCs and the installation of such equipment for a total price of DM 379,630.00

8. Sale/Purchase Agreement between Sprint Telecommunication Services GmbH and Alltrade Informationstechnologie for equipment described in item 7 above and installation for a total price of DM 475,037.50

                      Schedule 1.2(c) - Customer Contracts


Customer                             Contracting Office                   Signing Date(s)
ABB Buro-und                         Mannheim                             Oct. 5, 1995
Infrastrukturdienste GmbH

Bankers Trust International          Frankfurt                            Jan. 6, 1994
PLC

Bayerische Motoren Werke             Munchen                              Aug. 8, 1995/Aug. 15, 1994
Aktiengesellschaft

Carl Schenck AG                      Darmstadt                            Dec. 23, 1994/Jan. 20, 1995

Delta Air Lines, Inc.                Frankfurt am Main                    Apr. 26 1994

Deutsche Prazisions-Ventil           Hattersheim                          July 21, 1994
GmbH

Dresdner Bank AG                     Frankfurt am Main                    Mar. 28, 1994/Mar. 29, 1994

Dresdner Bank                        New York                             March 1994

EDS (Deutschland) GmbH               Russelsheim                          Nov. 24, 1994/Nov. 28, 1994

Frankfurt Marriot Hotel              Frankfurt am Main                    May 31, 1994
Management GmbH

Helm AG                              Hamburg                              Sept. 8, 1994/Sept. 16, 1994

Kodak Aktiengesellschaft             Stuttgart                            Dec.20, 1993/May 16, 1994]

Linotype-Hell AG                     Kiel                                 June 8, 1995/June 16, 1995

Mercedes-Benz AG                     Stuttgart                            Aug.14, 1995

Messe Frankfurt GmbH                 Frankfurt am Main                    May 9, 1994/May 31, 1994

NUR Touristic GmbH                   Oberursel                            Nov.22, 1993

Samsung Deutschland GmbH             Eschborn                             Sept. 2, 1994

Silicon Graphics GmbH                Gransbrunn-Neukeferloh               July 4, 1995/Aug. 23, 1995

Bijing-Europe Trading                Bremen                               April 4, 1996
GmbH

Cosric Shipping Agency               Bremen                               April 4, 1996
GmbH

Customer                             Contracting Office                   Signing Date(s)

MDG Ming Design GmbH                 Bremen                               April 4, 1996

T&G Trading Company mbH                                                   April 4, 1996

BBI Bremen Business                  Bremen                               April 4, 1996
International GmbH (World
Trade Center Management)

Exotic Seafood Handelsges,           Bremen                               April 4. 1996
mbH

Hayn Electronic GmbH                 Bremen                               April 4, 1996

Kroning & Roth GmbH &                Bremen                               April 4, 1996
Co. KG

Rigel Schiffahrts GmbH               Bremen                               April 4, 1996

T.G. Trade Globe                     Bremen                               April 4, 1996
Finanzservice GmbH

Transfare Relocation Service         Bremen                               April 4, 1996

Wallenius & Geuther GmbH             Bremen                               April 4, 1996
& Co. KG

OOCL (Deutschland) GmbH              Bremen                               April 4, 1996

AP Handels- & Vertriebsges,          Bremen                               April 4, 1996
mbH

Shany Handelsges, fur Im-            Bremen                               April 4, 1996
und Export mbH

TIF Food Handels GmbH                Bremen                               April 4, 1996

DAE Yang Handels-GmbH                Bremen                               April 4, 1996

KI-ON Handels GmbH                   Bremen                               April 4, 1996

L. Slotwinski,                       Bremen                               April 4, 1996
Rechtsanwaltin

AZTECH Systems GmbH                  Bremen                               April 4, 1996

NOL (Germany) GmbH                   Bremen                               April 4, 1996
Reederei


                                       -2-

Customer                             Contracting Office                   Signing Date(s)

Honorarkonsulat Sri Lanka            Bremen                               April 4, 1996

Codegen Technology GmbH              Bremen                               April 4, 1996

Trend Import Export GmbH             Bremen                               April 4, 1996

Bremen Marriott Hotel                Bremen                               April 4, 1996

                 Schedule 1.2(d) - Business Licenses and Permits



None.

                           Schedule 1.2(f) - Software


         1. All software elements of the System designated as WYATTS Digital Keydeals 2000 Multi Ring Switch (MRX) as defined in the Kauf- und Lizenzvertrag between Reuters AG, Frankfurt am Main, Germany and Sprint Datenservice GmbH (now Sprint Telecommunication Services GmbH) dated June 23, 1994.

                 Schedule 1.7(i) - Special Employee Arrangements

         1. Each of the employees listed on Schedule 5.7 is eligible for a retention bonus equal to fifteen percent (15%) of base pay, payable by Sellers. An amount equal to 7.5% of base pay has already been paid out in March 1996. A further amount equal to 1.5% of base pay will be paid at the time the salary for June 1996 would have been paid if the employee had still been employed by Sprint Telecommunication Services GmbH. The amount equal to 6% of base pay will be paid out if (i) remain employed with Sellers until the date hereof, (ii) transfer to the purchaser of the IDDD Business at closing and (iii) remain employed with the purchaser of the IDDD Business through the date of closing for the sale of the Data Business. Any employee that Sellers reassign prior to the closing for the sale of the Data Business is also eligible for the retention bonus.

         2. The following employees are also eligible for a transition management bonus, payable by Sellers, in the amount set forth opposite the employee's name:

               Name of Employee                 Amount of Bonus

               Stephan Folgnand                 10% of base pay
               Peter Hammer                     20% of base pay
               Elfriede Moorefield              5% of base pay


One half of the transition management bonuses described above have already been paid out. The amount equal to the other half of the transition management bonuses will be paid out under the same conditions as the third payment of the retention bonuses, but in addition, payout is conditional upon a subjective evaluation by Sellers of the employee's contributions to the success of the transition and achieving the following four transition objectives: customer retention, staff retention, maximizing transition speed and maximizing sale value.

              Schedule 3.4 - Encumbrances or Imperfections in Title


None.

                            Schedule 3.6 - Litigation


None.

                             Schedule 3.8 - Consents


1. Contracts, Agreements and Other Instruments.


Title of Contract etc.                    Name of Contracting Party                     Date
Software license under                    Reuters AG, Frankfurt                         June 23, 1994
Section 3 of the Kauf- und
Lizenzvertrag

Maintenance Agreement(1)                  Reinhold Buromaschinen                        January 28, 1994
relating to copying machine               GmbH, Aschaffenburg
Canon NP 3050, series
number: 1 A 409180

Maintenance Agreement(2)                  Reinhold Buromaschinen                        January 28, 1994
relating to fax machine                   GmbH, Aschaffenburg
Canonfax L 700, series
number: GBF 02160

Leasing Agreement relating                Volkswagen Leasing GmbH,                      June 20, 1995
to company car (S.                        Braunschweig
Folgnand), contract number
3135844

Leasing Agreement relating                Volkswagen Leasing GmbH,                      December 20, 1993
to company car (P. Hammer),               Braunschweig
contract number 1590496

Leasing Agreement relating                Volkswagen Leasing GmbH,                      May 5, 1995
to company car (J. Werner),               Braunschweig
contract number 4159514

Leasing Agreement relating                MMV Leasing GmbH,                             February 9, 1994
to copying machine Canon                  Koblenz
NP 3050, contract number
6130127 6012


-------------------

                  (1) This contract covers two more copying machines and therefore will have to be separated into two contracts, one for the IDDD Business and the other for the Data Business.

                  (2) This contract covers two more fax machines and therefore will have to be separated into two contracts, one for the IDDD Business and the other for the Data Business.

Leasing Agreement relating          MMV Leasing GmbH,                       July 21, 1994
to fax machine Canon L 500          Koblenz
#08117, contract number
6130127 6022

Comprehensive plus collision        KRAVAG AG, Hamburg,
automobile insurance and            uber, StraBenverkehrsgeno-
partial car insurance for the       ssenschaft, Frankfurt am
company cars of S. Folgnand,        Main
P. Hammer and J. Werner

Alltrade Reseller Agreement         Alltrade                                November 6, 1995
                                    Informationstechnologie
                                    GmbH

Reuters Rebate Agreement            Reuters AG                              June 20, 1995

         2. Customer Contracts. All the customer contracts listed on Schedule 1.2(c) require the consent of the contracting party in order to be assigned.

         3. Domestic Access Lines. Deutsche Telekom must give its consent to the arrangements described in Section 5.9 hereof.

         4. Office and Equipment Space. The landlord must give its consent to the temporary sublease of office space by Sellers to Purchaser and to the sharing of the equipment room until such time as the equipment may be moved.

                   Schedule 3.9 - Enforceability of Agreements



         1. With the exception of the transfer of the software license from Reuters AG, consents have not been obtained for the assignment of any of the agreements listed in items 1-2 of Schedule 3.8.

                         Schedule 3.11- Employee Matters


None.

                              Schedule 3.13- Taxes

         1. Sellers have not filed income Tax returns with the German Tax authorities for the years ending December 31, 1994 and December 31, 1995.

                     Schedule 3.15 - Affiliate Transactions

1.       Employment Contracts

1.1 between Sprint Datenservice GmbH, Frankfurt am Main, Germany, and Mr. Stephan Folgnand, signing dates November 1/2/3, 1992.

1.2 between Sprint Telecommunication Services GmbH, Frankfurt am Main, Germany, and

         Name of Employee                          Signing Date(s)
         Ms. Silvia Brehm                          Nov. 15, 1995 / Nov. 16, 1995
         Mr. Peter Hammer                          Nov. 8, 1994 / Nov. 28, 1994
         Ms. Elfriede Moorefield                   June 17, 1993
         Mr. Jochen Werner                         May 27, 1994


1.3 for a fixed period of four months, i.e. until May 31, 1996, between Sprint Telecommunication Services GmbH, Frankfurt am Main, Germany, and Ms. Martina Lutge, signing date January 24, 1996.

2. The special employee arrangements described in Schedule 1.7(i) are incorporated herein by this reference.

3.       Agreements relating to Company Cars

         between Sprint Telecommunication Services GmbH, Frankfurt am Main, Germany, and

3.1      Peter Hammer, signing dates November 8, 1994 / Nov. 18, 1996.

3.2      Jochen Werner, signing date January 2, 1996.

                      Schedule 3.17 - Sufficiency of Assets


         1. The Global One Joint Venture, Sprint Corporation and/or their affiliates provide the following support services to the IDDD Business: order entry, provisioning, CDR collection/transport, invoice generation, corporate security, GCSC, accounting and engineering services. None of the assets associated with providing these services will be transferred to Purchaser.

         2. None of the international half circuits or national access lines which are used in connection with the IDDD Business will be transferred to Purchaser, nor are Sellers, the Global One Communications, Sprint Corporation and/or their affiliates transferring any assets associated with terminating traffic outside Germany.

         3. None of the assets listed on the attached list, entitled "Germany Shared Assets," are being transferred to Purchaser as of the date hereof. The "Germany Shared Assets" may be transferred to Purchaser after the date hereof in accordance with the terms and conditions set forth in the Transition Services between Purchaser and Sellers dated as of the date hereof.

         4. Sellers are not transferring their leasehold interest in the real property used to conduct the IDDD Business.

         5. Sellers are only transferring the employees listed on Schedule 5.7, despite the fact that other employees may have devoted part of their time to the IDDD Business prior to Closing.

         6. The Sprint worldwide E-mail system will not be transferred to Purchaser.

         7. The telephone, telefax and telex numbers used in connection with the IDDD Business will not be transferred to Purchaser.

         8. None of the software used to operate the computer equipment listed on Schedule 1.2(a).

                              Germany Shared Assets

              Germany Shared Assets:

Item          Description              Quantity       Location            Notes:
1             PABX & Telephone Sets        1          Office
2             Telephone Number:            1          Office
3             Distribution Frame           1          Computer Room
4             Power Distribution           1          Computer Room
5             Battery Back-up              1          Computer Room
6             Air Conditioning             1          Computer Room

              General Definitions:

1             PABX & Telephone Sets: This piece of equipment is utilized by office personnel for voice communications.
2             Telephone Number: Main access line for incoming calls.
3             Distribution Frame: This piece of equipment is utilized to terminate PTT connections and cross-connect to voice and data equipment.
4             Power Distribution: This piece of equipment is utilized to dispense the correct power to the appropriate piece of voice and data equipment.
5             Battery Back-up: This piece of equipment is utilized to
              filter all power to voice and data equipment as well as provide continued power if commercial power is lost until the generator is engaged.
6             Air Conditioning: This piece of equipment is utilized to provide climate control air to voice and data equipment.

              Current Net Book Value as of 3/31/96: (000 US$)
1             PABX:                                              40
2             Telephone Number:                                 N/A
3             Distribution Frame:                               6.6
4             Power Distribution:                                20
5             Battery Back-up:                                   80
6             Air Conditioning:                                13.3

5/1/96

                 Schedule 3.18 - Customer Contract Terminations


None.

                             Schedule 4.5 - Consents


None.

                            Schedule 5.7 - Employees


         1. The following employees will be transferred to Purchaser: Stephan Folgnand, Elfi Moorefield, Silvia Brehm, Jochen Werner, Peter Hammer and Martina Lutge.

         2. The bonuses described in Schedule 1.7(i) shall be payable by Sellers in accordance with their terms.

                    Schedule 5.10 - Miscellaneous Agreements


         The contracts described in items 1.1 and 1.2 of Schedule 1.2(b) shall be considered "Miscellaneous Agreements" for purposes of this Agreement.